                         BACAP OPPORTUNITY STRATEGY, LLC

                                 CODE OF ETHICS

         This Code of Ethics (the "Code") applies to BACAP Opportunity Strategy, LLC (the "Company") a registered investment company advised by BACAP Advisory Partners, LLC.

         A.    Legal Requirements.

         Rule 17j-1(b) under the Investment Company Act of 1940, as amended, (the "1940 Act") makes it unlawful for any Officer or Manager of the Company, as well as other persons who are "access persons,"/1/ in connection with the purchase or sale, directly or indirectly, by such person of a security "held or to be acquired"/2/ by the Company:

         1.    To employ any device, scheme or artifice to defraud the Company;

         2. To make any untrue statement of a material fact to the Company or omit to state a material fact necessary in order to make the statements made to the Company, in light of the circumstances under which they are made, not misleading;

         3. To engage in any act, practice or course of business that operates or would operate as a fraud or deceit on the Company; or

         4. To engage in any manipulative practice with respect to the Company.

         The policies, restrictions and procedures included in this Code are designed to prevent violations of these prohibitions.

         In addition, the Investment Company Institute (the "ICI") has suggested that investment companies adopt various additional measures to obviate conflicts, prevent and detect abusive practices, and preserve the confidence of investors. Certain of the policies, restrictions and procedures included in this Code of Ethics are intended to implement these additional measures.

         B.    Company Policies.

         It is the policy of the Company that no access person of the Company shall engage in any act, practice or course of conduct that would violate the provisions of Rule 17j-1(b) set forth above. In this regard, each access person has a duty at all times to place the interests of members

_____________________
/1/      An "access person" includes: (a) each Manager or Officer of the
Company; (b) each employee (if any) of the Company (or of any company in a control relationship to the Company) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information about the purchase or sale of covered securities by the Company, or whose functions relate to the making of such recommendations; and (c) any natural person in a control relationship to the Company who obtains information concerning recommendations made to the Company with regard to the purchase or sale of covered securities by the Company.

2        A security "held or to be acquired" by the Company means any "covered security" (defined below) which, within the most recent 15 days (i) is or has been held by the Company, or (ii) is being or has been considered by the Company or its investment adviser(s) (including any sole-adviser) for purchase by the Company; and any option to purchase or sell, and any security convertible into or exchangeable for, a covered security.

of the Company first and is required to conduct all personal securities transactions consistent with the letter and spirit of this Code and in such a manner as to avoid any actual or potential conflicts of interest or any abuse of the access person's position of trust and responsibility. It is a fundamental standard that access persons should not take inappropriate advantage of their positions.

         C.    Restrictions.

         1. No access person shall purchase or sell, directly or indirectly, any "covered security"/3/ where he or she has, or by reason of such transaction acquires or disposes of, any direct or indirect "beneficial ownership"/4/ and where he or she knows or should have known, at the time of such purchase or sale, that the covered security:

               (a)  is being considered for purchase or sale by the Company; or

               (b)  is being purchased or sold by the Company.

         2. This Code sets forth additional requirements and restrictions that "investment personnel"/5/ must comply with under this Code. These requirements and restrictions are set forth in Appendix A of this Code.

         3.    The restrictions set forth in Sections C.1. shall not apply to:

               (a) purchases or sales of any covered securities that are not eligible for purchase or sale by the Company;

___________________
/3/      For purposes of this Code of Ethics, a "covered security" means a security as defined in section 2(a)(36) of the 1940 Act, other than (i) direct obligations of the Government of the United States; (ii) bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and (iii) shares issued by open-end investment companies. Under this definition, a covered security includes all types of equity securities (such as common stock and preferred stock), debt securities (other than those noted in the exception set forth above), options on securities, index options, rights and warrants.

/4/      You will be treated as the "beneficial owner" of a security under this policy only if you have a direct or indirect pecuniary interest in the security.

               (1) A direct pecuniary interest is the opportunity, directly or indirectly, to profit, or to share the profit, from the transaction.

               (2) An indirect pecuniary interest is any nondirect financial interest, but is specifically defined in the rules to include securities held by members of your immediate family sharing the same household; securities held by a partnership of which you are a general partner; securities held by a trust of which you are the settler if you can revoke the trust, or a beneficiary if you have or share investment control with the trustee; and equity securities which may be acquired upon exercise of an option or other right, or through conversion.

         For interpretive guidance on whether you have a direct or indirect pecuniary interest in a transaction, you should consult the Company's designated compliance person. A report shall not be construed as an admission by the person making the report that he or she has any direct or indirect beneficial ownership in the security.

/5/      "Investment personnel" includes any access person of the Company who is either a portfolio manager (who makes decisions about fund investments) or a person who assists in the investment process (including analysts and traders). Other access persons who may from time to time obtain information about the purchase or sale of a security by the Company are not investment personnel for purposes of this Code of Ethics.

               (b) purchases or sales which are non-volitional on the part of the access person;

               (c) purchases which are part of an automatic dividend investment plan;

               (d) purchases which are effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from the issuer, and sales of such rights; or

               (e) sales which are effected pursuant to a tender offer or similar transaction involving an offer to acquire all or a significant portion of a class of securities.

In addition, the restrictions set forth in Section C.1. shall not apply to purchases or sales which are only remotely potentially harmful to the Company, as determined by the Company's designated compliance person, because they would be very unlikely to affect a highly institutional market.

         D.    Procedures.

         1. In order to provide the Company with information to enable it to determine with reasonable assurance whether the provisions of Rule 17j-1(b) are being observed by its access persons, each access person shall file the following reports with the Company unless the access person is exempt under Sections D1.(d) or G from reporting:

         (a)   Initial Holdings Report

               Each access person of the Company, shall submit a report in the form attached hereto as Appendix B to the Company's designated compliance person listing all holdings in covered securities in which the access person had any direct or indirect beneficial ownership (including publicly traded and privately offered securities and regardless of whether the securities are held in a brokerage account) and identifying all accounts maintained at brokers dealers and banks that held any securities for the direct or indirect benefit of the access person as of the date the person became an access person. Such report shall be filed not later than 10 days after the person becomes an access person, but need not show holdings or accounts over which such person had no direct or indirect influence or control. In lieu of providing such a report, an access person may provide account statements to the Company's designated compliance person.

         (b)   Quarterly Transaction Report

               Each access person of the Company shall submit a report in the form attached hereto as Appendix C to the Company's designated compliance person showing all transactions effected during the quarter in covered securities in which the person had any direct or indirect beneficial ownership and all accounts established at brokers, dealers, and/or banks that held any securities during the quarter for the direct or indirect benefit of the access person. Such report shall be filed not later than 10 days after the end of each calendar quarter, but need not show transactions over which such person had no direct or indirect influence or control. In lieu of providing such a report, an access person may arrange for trade confirmations and account statements to be provided directly to the Company's designated compliance person.

         (c)   Annual Holdings Report

               Each access person of the Company shall submit an annual report in the form attached hereto as Appendix D to the Company's designated compliance person showing all holdings of covered securities in which the access person had direct or indirect beneficial ownership and all accounts maintained at brokers, dealers, and/or banks that held any securities for the direct or indirect benefit of the access person as of the calendar year end. Information in the annual report must be current as of a date no more than 30 days before the report is submitted to the Company. Such report shall be filed not later than 30 days after the end of each calendar year, but need not show holdings or accounts over which such person had no direct or indirect influence or control. In lieu of providing such a report, an access person may provide account statements to the Company's designated compliance person.

         (d)   Exception from Reporting Requirements

               Each Manager who is not an "interested person" of the Company (an "Independent Manager") and who would be required to make a report solely by reason of being a Manager, is exempt from the requirements to submit an initial holdings report and annual holdings reports, as would otherwise be required by Section D.1(a) and Section D.1.(c) above. An Independent Manager is also exempt from the requirement to submit a quarterly transaction report as required by Section D.1(b), but only if during the applicable calendar quarter there has not occurred any transaction in a covered security where the Independent Manager knew at the time of the transaction or, in the ordinary course of fulfilling the Independent Manager's official duties as an Independent Manager, should have known that during the 15-day period immediately before or after the date of the transaction in a covered security, such covered security is or was purchased or sold by the Company, or considered for purchase or sale by the Company or its investment adviser or sub-advisor. No report is required if the Independent Manager had no direct or indirect influence or control over the transaction or transactions that would otherwise give rise to a reporting requirement by the Independent Manager for a calendar quarter.

         2. Every access person of the Company (including each Independent Manager) shall submit an annual certification in the form of Appendix E to the Company's designated compliance person. This requirement applies to all Managers, including those who are not "interested persons" of the Company.

         3. The Company's designated compliance person shall notify each access person of the Company who may be required to make reports pursuant to this Code that such person is subject to reporting requirements and shall deliver a copy of this Code to each such person. Any amendments to this Code shall be similarly furnished to each person to whom this Code is applicable.

         4. The Company's designated compliance person shall report to the Board of Managers:

              (a) at the next meeting following the receipt of any report on Appendix C with respect to each reported transaction in a security which was, within 15 days before or after the date of the reported transaction: (i) purchased or sold by the Company, or (ii) considered by the Company for purchase or sale, unless (in either case) the amount involved in the transaction was less than $50,000;

              (b) with respect to any transaction not required to be reported to the Board by the operation of subsection (a), that the Company's designated compliance person believes nonetheless may evidence a violation of this Code; and

              (c) apparent violations of the reporting requirements stated herein.

         5. Each year the Company shall furnish to the Company's Board of Managers, and the Board of Managers shall consider, a written "annual issues and certification report" that:

              (a) describes any issues arising under this Code or the code of ethics of any investment adviser of the Company (including any sub-adviser) or of the distributor of interests in the Company, or relating to the procedures imposed by the Code or any such other codes of ethics since the last report to the Board of Managers, including, but not limited to, information about material violations of the Code or procedures and sanctions imposed in response to the material violations, and

              (b) certifies that the Company has adopted procedures reasonably necessary to prevent access persons from violating the Code.

         6. The Board of Managers shall consider reports made to it hereunder and shall determine whether the policies established in Sections A and B of this Code have been violated, and what sanctions, if any, should be imposed. The Board of Managers shall review the operation of this Code at least once a year, and shall make and approve such changes to the Code as it deems necessary.

         7. This Code, as well as a copy of each code of ethics in effect within the past 5 years, a copy of each annual issues and certification report, a copy of each report by an access person, any written report hereunder by the Company's designated compliance person and lists of all persons required to make reports shall be preserved with the Company's records for the period required by Rule 17j-1. In addition, a record of any violation of this Code shall be preserved with the Company's records for the period required by Rule 17j-1.

         E.   Adoption and Approval of Codes of Ethics.

         The Board of Managers, including a majority of non-interested Managers, shall approve the Code of the Company, the code of ethics of each investment adviser and principal underwriter of the Company upon initial engagement of either, and any material changes to these codes no later than six months after the adoption of the material change.

         F.   Insider Trading and Conflicts of Interest.

         The Board of Managers of the Company has adopted a policy statement on insider trading and conflicts of interests (the "Policy Statement"), a copy of which is attached hereto as Appendix F. All access persons are required by this Code to read and familiarize themselves with their responsibilities under the Policy Statement.

         G. Interrelationship with Investment Adviser's and Sub-Adviser's Codes of Ethics.

         A person who is both an access person of the Company and an access person of the adviser or a sub-adviser of the Company, or an access person of the distributor of interests in the Company, is only required to report under and otherwise comply with the Rule 17j-1 code of ethics of such adviser, sub-adviser or distributor, as applicable, provided that such code has been adopted pursuant to and in compliance with Rule 17j-1 and that the Board of Managers of the Company has also approved such code pursuant to Rule 17j-1. Such persons, however, are still subject to the principles and prohibitions contained in Sections A and B of this Code.

         H.   Sanctions.

         Upon discovering a violation of this Code, the Board of Managers of the Company may impose such sanctions as it deems appropriate.

                                   APPENDIX A

                              Investment Personnel

         In addition to the requirements and restrictions contained in Sections A-H of this Code, investment personnel are also subject to the following requirements and restrictions:

         1. Investment personnel are prohibited from purchasing any security in an initial public offering or in a private placement unless they obtain the prior written approval of the Company's designated compliance person. This restriction shall not apply to:

              (a) purchases or sales of any covered securities that are not eligible for purchase or sale by any fund of the Company;

              (b) purchases or sales which are non-volitional on the part of the access person;

              (c) purchases which are part of an automatic dividend investment plan;

              (d) purchases which are effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from the issuer, and sales of such rights; or

              (e) sales which are effected pursuant to a tender offer or similar transaction involving an offer to acquire all or a significant portion of a class of securities.

         2. Any profits realized by investment personnel from "short-term trading"/6/ of a covered security shall be disgorged to the Company.

         3.   Investment personnel are prohibited from receiving any gift or item valued at more than $100 per donor per year from any person or entity that does business with or on behalf of the Company.

         4. Investment personnel are prohibited from serving on the board of directors of a company whose stock is publicly traded, absent prior authorization from the Company's designated compliance person based upon a determination that the board service would be consistent with the interests of the Company and its shareholders.

         5. Investment personnel are required to provide copies of all brokerage statements and confirmations to the Company's designated compliance person. All investment personnel shall disclose all personal securities holdings upon commencement of employment with the Company and annually thereafter.

_______________________
/6/      For purposes of this Code of Ethics, "short-term trading" is defined as a purchase and sale, or sale and purchase, of the same (or equivalent) securities, which both occur within any 60-day period.

                                  Appendix A-1

                                   APPENDIX B

                         BACAP OPPORTUNITY STRATEGY, LLC
                            Initial Holdings Report*

To the Designated Compliance Person of BACAP Opportunity Strategy, LLC:

         I have reported below** all holdings of covered securities in which I had any direct or indirect beneficial ownership and all accounts maintained at brokers, dealers, and/or banks that held any securities directly or indirectly for my benefit on _________, 200__, the day I became an access person. I understand that I am required to report my own holdings and accounts, and holdings and accounts of: (a) immediate family members who live with me, (b) partnerships of which I am a general partner, (c) trusts of which I am a trustee if I have investment control or a pecuniary interest or an immediate family member is a beneficiary (whether or not they live with me), (d) revocable trusts of which I am a settlor, and (e) trusts of which I am a beneficiary if I have any investment control.

Covered Securities (direct or indirect beneficial ownership
-------------------------------------------------------------------------------
             Title of Security          Number of Shares (equity security) or
                                          Principal Amount (debt security
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

Security Accounts (holding securities for my direct or indirect benefit)
-------------------------------------------------------------------------------
       Broker, Dealer or Bank Name                     Name(s) on Account
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

                                  Appendix B-1

         This report may exclude holdings and accounts as to which I had no direct or indirect influence or control, and is not an admission that I have or had any direct or indirect beneficial ownership in the holdings and accounts listed above.

Dated:_______________________________________

Signature:____________________________________

* Please complete and submit this form no later than 10 days after you became an access person.
**    You may attach account statements instead of listing holdings and security accounts.

                                  Appendix B-2

                                   APPENDIX C

                         BACAP OPPORTUNITY STRATEGY, LLC
                          Quarterly Transaction Report*

To the Designated Compliance Person of   BACAP Opportunity Strategy, LLC

         I have reported below** all transactions effected in covered securities in which I had any direct or indirect beneficial ownership and all accounts established at brokers, dealers, and/or banks that held any securities directly or indirectly for my benefit during the calendar quarter ended ___________, 200__. I understand that I am required to report my own transactions and accounts, and transactions and accounts of: (a) immediate family members who live with me, (b) partnerships of which I am a general partner, (c) trusts of which I am a trustee if I have investment control or a pecuniary interest or an immediate family member is a beneficiary (whether or not they live with me), (d) revocable trusts of which I am a settlor, and (e) trusts of which I am a beneficiary if I have any investment control.

Covered Securities (direct or indirect beneficial ownership)
_____________________________________________________________________________________________________________________________
Title of Security     Date of       Number of Shares    Interest Rate and       Nature of         Price of      Broker,
                    Transaction    (equity security)      Maturity Date        Transaction         Covered     Dealer or
                                      or Principal       (if applicable)        (Purchase,        Security     Bank Name
                                      Amount (debt                             Sale, Other)
                                       security)
_____________________________________________________________________________________________________________________________

_____________________________________________________________________________________________________________________________

_____________________________________________________________________________________________________________________________

_____________________________________________________________________________________________________________________________

Security Accounts (holding securities for my direct or indirect benefit)
_____________________________________________________________________________________________________________________________
   Broker, Dealer or Bank Name              Name(s) on Account            Date Account was Established
_____________________________________________________________________________________________________________________________

_____________________________________________________________________________________________________________________________

_____________________________________________________________________________________________________________________________

_____________________________________________________________________________________________________________________________

                                  Appendix C-1

This report may exclude transactions and accounts as to which I had no direct or indirect influence or control and is not an admission that I have or had any direct or indirect beneficial ownership in the securities and accounts listed above.

Dated: ________________________________________

Signature: ________________________________________
* Please complete and submit this form no later than 10 days after the end of each calendar quarter.
** You may attach account statements instead of listing transactions and security accounts.

                                  Appendix C-2

                                   APPENDIX D

                         BACAP OPPORTUNITY STRATEGY, LLC

                   December 31, 200__ Annual Holdings Report*

To the Designated Compliance Person of  BACAP Opportunity Strategy, LLC:

         I have reported below** all holdings of covered securities in which I had any direct or indirect beneficial ownership and all accounts maintained at brokers, dealers, and/or banks that held any securities directly or indirectly for my benefit on December 31, 200__. I understand that I am required to report my own holdings and accounts, and holdings and accounts of: (a) immediate family members who live with me, (b) partnerships of which I am a general partner, (c) trusts of which I am a trustee if I have investment control or a pecuniary interest or an immediate family member is a beneficiary (whether or not they live with me), (d) revocable trusts of which I am a settlor, and (e) trusts of which I am a beneficiary if I have any investment control.

Covered Securities (direct or indirect beneficial ownership
______________________________________________________________________________
       Title of Security                 Number of Shares (equity security) or
                                           Principal Amount (debt security)
______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

Security Accounts (holdings securities for my direct or indirect benefit)
______________________________________________________________________________
    Broker, Dealer or Bank Name                 Name(s) on Account
______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

                                  Appendix D-1

This report may exclude holdings and accounts as to which I had no direct or indirect influence or control, and is not an admission that I have or had any direct or indirect beneficial ownership in the holdings and accounts listed above.

Dated:   ______________________________________
Signature:  ______________________________________
* Please complete and submit this form no later than 30 days after the end of each calendar year.
** You may attach account statements instead of listing holdings and accounts.

                                  Appendix D-2

                                   APPENDIX E

                         BACAP OPPORTUNITY STRATEGY, LLC
                       Annual Certification of Compliance
                 for the Calendar Year Ended December 31, 200__.

To the Designated Compliance Person of:

         I hereby certify that, during the calendar year specified above, I have complied with the requirements of the Code of Ethics and have disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of the Code. I have read and understand the Code of Ethics and recognize that I am subject thereto.

Dated:                              Signature: __________________

                                  Appendix E-1

                                   APPENDIX F

POLICY STATEMENT ON INSIDER TRADING

A.       Introduction

         The Company seeks to foster a reputation for integrity and professionalism. That reputation is a vital business asset. The confidence and trust placed in us by investors in the Company is something we should value and endeavor to protect. To further that goal, this Policy Statement implements procedures to deter the misuse of material, nonpublic information in securities transactions.

         Trading securities while in possession of material, nonpublic information or improperly communicating that information to others may expose you to stringent penalties. Criminal sanctions may include a fine of up to $1,000,000 and/or ten years imprisonment. The Securities and Exchange Commission ("SEC") can recover the profits gained or losses avoided through the volatile trading, a penalty of up to three times the illicit windfall and an order permanently barring you from the securities industry. Finally, you may be sued by investors seeking to recover damages for insider trading violations.

         Regardless of whether a government inquiry occurs, the Company views seriously any violation of this Policy Statement. Such violations constitute grounds for disciplinary sanctions, including dismissal.

B.       Scope of the Policy Statement

         This Policy Statement is drafted broadly; it will be applied and interpreted in a similar manner. This Policy Statement applies to securities trading and information handling by Access Persons, as defined in the Company's Code of Ethics, (including spouses, minor children and adult members of their households).

         The law of insider trading is unsettled; an individual legitimately may be uncertain about the application of the Policy Statement in a particular circumstance. Often, a single question can forestall disciplinary action or complex legal problems. You should direct any questions relating to the Policy Statement to the Company's Compliance Person. You also must notify the Compliance Person immediately if you have any reason to believe that a violation of the Policy Statement has occurred or is about to occur.

C.       Policy Statement

         No person to whom this Policy Statement applies, including you, may trade, either personally or on behalf of others, while in possession of material, nonpublic information; nor may the Company's Access Persons communicate material, nonpublic information to others in violation of the law. This section reviews principles important to the Policy Statement.

                                  Appendix F-1

         1.  What is Material Information?

         Information is "material" when there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions. Generally, this is information whose disclosure will have a substantial effect on the price of a company's securities. No simple "bright line" test exists to determine when information is material; assessments of materiality involve a highly fact-specific inquiry. For this reason, you should direct any questions about whether information is material to the Compliance Person.

         Material information often relates to a company's results and operations including, for example, dividend changes, earning results, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems, and extraordinary management developments.

         Material information also may relate to the market for a company's securities. Information about a significant order to purchase or sell securities may, in some contexts, be deemed material. Similarly, prepublication information regarding reports in the financial press also may be deemed material. For example, the Supreme Court upheld the criminal convictions of insider trading defendants who capitalized on prepublication information about the Wall Street Journal's "Heard on the Street" column.

         2.  What is Nonpublic Information?

         Information is "public" when it has been disseminated broadly to investors in the marketplace. Tangible evidence of such dissemination is the best indication that the information is public. For example, information is public after it has become available to the general public through a public filing with the SEC or some other government agency, the Dow Jones "tape" or the Wall Street Journal or some other publication of general circulation, and after sufficient time has passed so that the information has been disseminated widely.

         3.  Identifying Inside Information

         Before executing any trade for yourself or others, including the Company, you must determine whether you have access to material, nonpublic information. If you think that you might have access to material, nonpublic information, you should take the following steps:

             (i) Report the information and proposed trade immediately to the Compliance Person.

             (ii) Do not purchase or sell the securities on behalf of yourself or others, including the Company.

             (iii) Do not communicate the information inside or outside the Company, other than to the Compliance Person.

             (iv) After the Compliance Person has reviewed the issue, the firm will determine whether the information is material and nonpublic and, if so, what action the Company should take.

                                  Appendix F-2

         You should consult with the Compliance Person before taking any action. This degree of caution will protect you and the Company.

         4.  Contact with Public Companies

         The Company's contacts with public companies represent an important part of our research efforts. The Company may make investment decisions on the basis of the Company's conclusions formed through such contacts and analysis of publicly-available information. Difficult legal issues arise, however, when, in the course of these contacts, a Company employee or other person subject to this Policy Statement becomes aware of material, nonpublic information. This could happen, for example, if a company's Chief Financial Officer prematurely disclosed quarterly results to an analyst or an investor relations representative makes a selective disclosure of adverse news to a handful of investors. In such situations, the Company must make a judgment as to its further conduct. To protect yourself and the Company, you should contact the Compliance Person immediately if you believe that you may have received material, nonpublic information.

         5.  Tender Offers

         Tender offers represent a particular concern in the law of insider trading for two reasons. First, tender offer activity often produces extraordinary gyrations in the price of the target company's securities. Trading during this time period is more likely to attract regulatory attention (and produces a disproportionate percentage of insider trading cases). Second, the SEC has adopted a rule which expressly forbids trading and "tipping" while in possession of material, nonpublic information regarding a tender offer received from the tender offer, the target company or anyone acting on behalf of either. Company employees and others subject to this Policy Statement should exercise particular caution any time they become aware of nonpublic information relating to a tender offer.

                                  Appendix F-3